SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): August 8, 2000
                                                           (July 17, 2000)

                              DOCTORSURF.COM, INC.
             (Exact name of registrant as specified in its charter)

         Florida                         0-28097                 59-3569844
(State or other jurisdiction of       (File Number)            (IRS Employer
   incorporation)                                            Identification No.)

                       6925 112th Circle North, Suite 101
                              Largo, Florida 33773
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (727) 546-6473


Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On July 17, 2000, Deloitte & Touche LLP notified DoctorSurf.com, Inc.
(the "Company") that it was terminating its client-accountant relationship with the Company.

     Deloitte & Touche's audit report on the financial statements of the Company as of December 31, 1999 and for the period from May 14, 1999 (date of inception) to December 31, 1999 expressed an unqualified opinion and included an explanatory paragraph related to the Company's ability to continue as a going concern.

     The Company believes there were no disagreements with Deloitte & Touche LLP within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the period from May 14, 1999 (date of inception) to December 31, 1999 or for any subsequent interim period preceding July 17, 2000 (date of resignation), which disagreements if not resolved to their satisfaction would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreements in connection with its report.

     During the period from May 14, 1999 (date of inception) to December 31, 1999 and through the present, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. The Company has not consulted with any other independent auditors regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion



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that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     A letter of Deloitte & Touche LLP addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K/A. Such letter states that such firm agrees with the statements made by the Company in this Item 4.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

                  16 Letter of Deloitte & Touche LLP to the Securities and Exchange Commission included herein pursuant to the requirements of Item 304(a)(3) of Regulation S-K.



                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                       DOCTORSURF.COM, INC.


August 8, 2000                         By: /s/George L. Stuart
                                          --------------------
                                           George L. Stuart, Chief Executive
                                             Officer